SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 19, 2004

                        Commission File Number: 000-49679

                                LitFunding Corp.
                                ----------------
             (Exact name of registrant as specified in its charter)

Nevada                                                             93-1221399
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(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

3760 Pecos McLeod Drive, Las Vegas, Nevada                               89121
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(Address of principal executive offices)                             (Zip Code)

                                  (702)317-1610
                                  -------------
              (Registrant's Telephone Number, Including Area Code)




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ITEM 8.01 OTHER EVENTS.

LitFunding Corp., a Nevada corporation (the "Registrant") announces that as of October 19, 2004, it has received a total of $400,000 of the $2.5 million in financing described in the Letter of Intent entered into between the Registrant and Pacific Dawn Capital, LLC; the Registrant expects additional installments to follow, though no definitive agreement has been concluded by the parties, nor is there any guarantee that additional financing will be received. The financing takes the form of an investment or loan of $2.5 million dollars by an investor into one of the Registrant's subsidiaries for the purpose funding specified pending litigation cases. Along with the Registrant's recently announced second Letter of Intent from Andrew Green for an additional $2.5 million dollars, the Registrant believes it has access to up to $5 million dollars with which to create new business since the acceptance of its Chapter Eleven Reorganization Plan earlier this year. The Registrant expects to receive its first installment from the Andrew Green arrangement shortly, though no definitive agreement has been concluded by the parties, nor is there any guarantee that such an agreement will be concluded. In addition, there is no guarantee that any financing will be received pursuant to the Andrew Green Letter of Intent.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be "forward looking statements." Forward looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward looking statements in this action may be identified through the use of words such as "projects", "foresee", "expects'", "anticipates," "estimates," "believes," "understands" or that by statements indicating certain actions "may," "could," or "might" occur.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          LitFunding Corp.
                                          a Nevada corporation


October 19, 2004                  By:     /s/ Morton Reed
                                          -----------------------------------
                                          Morton Reed, Chief Executive Officer